SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

==============================================================================

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            EXTEN INDUSTRIES, INC.
------------------------------------------------------------------------------
               (Name of Registrant as specified in Its Charter)


------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(I)(2) or
     Item 22(a)(2) of Schedule 14A
[ ]  Fee Computed on Table below per Exchange Act Rules 14a-6(i)(4) and 0- 11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:

------------------------------------------------------------------------------
<PAGE  2>

                            EXTEN INDUSTRIES, INC.
                       9620 Chesapeake Drive, Suite 201
                             San Diego, CA  92123

                                April 4, 2000


Dear Stockholders:

     The Annual Meeting of the Stockholders of Exten Industries, Inc., a Delaware corporation ("Exten") will be held May 17, 2000 at 10:00 a.m., local time, at the Ballroom of the Holiday Inn, Mission Valley Stadium, 1805 Murphy Canyon Drive, San Diego, California 92123, (858) 278-9300.

     At this meeting, we will seek your approval of:

     1. Election of a Board of Directors to serve through the end of fiscal year 2000.
     2. An amendment to Exten's Certificate of Incorporation to increase in the authorized common stock of Exten to Two Hundred Million (200,000,000) Shares.
     3.  Adoption of Exten's 2000 Stock Incentive Plan.
     4. Appointment of Independent Auditors for the fiscal year ended November 30, 1999.
     5.  Adoption of Exten's Employee Benefit Plan.
     6. Any other matters which may properly come before the Annual Meeting and any adjournment thereof.


     Accompanying this letter is the formal Notice of the Annual Meeting, together with a Proxy Statement, which describes the intended actions in detail, and a form of proxy solicited by the Board of Directors of Exten in connection with the Annual Meeting.

     Your Board of Directors has carefully reviewed the terms and benefits of the proposed agreements and appointments and recommends approval of all items.

     WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. If you attend the Annual Meeting, you may revoke the Proxy and vote in person.

                                               Sincerely yours,



                                               W. Gerald Newmin
                                               Chairman and CEO

------------------------------------------------------------------------------
<PAGE  3>

                            EXTEN INDUSTRIES, INC.
                       9620 Chesapeake Drive, Suite 201
                             San Diego, CA  92123
                                (858) 496-0173

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On May 17, 2000


To the Stockholders of Exten Industries, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of Exten Industries, Inc., a Delaware corporation ("Exten" or the "Company") will be held on May 17, 2000 at 10:00 am local time, at the Ballroom of the Holiday Inn, Mission Valley Stadium, 1805 Murphy Canyon Drive, San Diego, California 92123, (858) 278-9300, for the following purposes:

     1.  To elect a Board of Directors consisting of four (4) directors.
         The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election.
     2.  To consider and vote upon an amendment to Exten's Certificate of
         Incorporation increasing the   authorized common stock of Exten to
         Two Hundred Million (200,000,000) shares.
     3.  To consider and vote upon Exten's 2000 Stock Incentive Plan
     4. To consider and vote upon the appointment of Logan Throop & Co. as Exten's Independent Auditors for the fiscal year ended
         November 30, 1999.
     5.  To consider and vote upon Exten's Employee Benefit Plan.
     6. To consider and act upon any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

     In accordance with the provisions of Section 213 of the Delaware General Corporation Law and the Company's Bylaws, the Board of Directors has fixed the close of business on
April 3, 2000, as the record date for the determination of the holders of Company's common stock, $.01 par value per share (the "Common Stock") entitled to notice of and to vote at said Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please mark, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted. A list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten (10) days prior to the meeting at the offices of Company, which address is set forth above, and will also be available for examination at the Annual Meeting until its adjournment.

                                    By Order of the Board of Directors,



                                    W. Gerald Newmin
                                    Chairman and Chief Executive Officer

San Diego, California
April 4, 2000

------------------------------------------------------------------------------
<PAGE  4>

                            EXTEN INDUSTRIES, INC.

              Proxy Statement for Annual Meeting of Stockholders
                          to be held on May 17, 2000

                             GENERAL INFORMATION


     This Proxy Statement is being furnished by the Board of Directors of Exten Industries, Inc., a Delaware corporation (the "Company" or "Exten") or in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on May 17, 2000 at 10:00 a.m., at the Ballroom of the Holiday Inn, Mission Valley Stadium, 1805 Murphy Canyon Drive, San Diego, California 92123, (858) 278-9300 and at any and all adjournments thereof (the "Annual Meeting"). The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, and the Annual Report of Exten for the year ended November 30, 1999, will be mailed on or about
April 15, 2000, to each stockholder of record as of the close of business on April 3, 2000.

PERSONS MAKING THE SOLICITATION

     The Proxy is solicited on behalf of the Board of Directors of Exten. The solicitation of proxies is being made only by use of the mails and the cost of preparing, assembling and mailing these proxy materials will be paid by Exten. Following the mailing of this Proxy Statement, directors, officers and regular employees of Exten, ADP and Continental Stock Transfer and Trust Company, may solicit proxies by mail, telephone, e-mail, courier, telegraph or personal interview. Officers and employees of Exten will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Exten's common stock, $.01 par value per share, of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. Exten will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

     The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the Proxy is executed properly and is received by the proxy prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. If no specification is made, shares will be voted FOR the four (4) directors proposed, FOR the increase in authorized shares, FOR the proposed 2000 Stock Incentive Plan, FOR the appointment of Logan Throop & Co. as independent auditors, and FOR the proposed Employee Benefit Plan. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to W. Gerald Newmin, President and Chief Executive Officer, Exten Industries, Inc., 9620 Chesapeake Drive, Suite 201, San Diego, California 92123, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

                                     - 1 -
------------------------------------------------------------------------------
<PAGE  5>

                        VOTING RIGHTS AND REQUIREMENTS


RECORD DATE AND OUTSTANDING SHARES

     At the close of business on April 3, 2000, the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting (the "Record Date"), there was outstanding and entitled to vote an
aggregate of approximately            shares of Exten's common stock, $.01 par
value per share (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one (1) vote on each matter presented.


QUORUM

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock held of record on the Record Date is necessary to constitute a quorum. The holder of each share of Common Stock held of record on the Record Date is entitled to vote on each matter to be considered at the Annual Meeting. Abstentions will be included in determining the presence or absence of quorum and in determining the total number of votes cast, but will have no effect with regard to the election of directors. Broker non-votes will be included in determining the presence or absence of a quorum but will not be included in determining the total number of votes cast and will have no effect with regard to the election of directors.

VOTES REQUIRED

     The affirmative vote of holders representing a majority of the shares of Common Stock present and entitled to vote at the meeting is required to approve the amendment to, and restatement of, the Company's Certificate of Incorporation to increase the number of authorized shares, Exten's 2000 Stock Incentive Plan, the appointment of Logan Throop & Co. as Exten's independent
auditors, Exten's Employee Benefit Plan, and election of directors.   With
respect to the election of directors, the four (4) nominees receiving the highest number of votes shall be elected. Holders of Exten Series C, Series E and Series H preferred stock do not possess voting rights and no other series of preferred stock was outstanding as of the Record Date.

CUMULATIVE VOTING

     There will be no cumulative voting for the election of directors.

DISSENTERS' RIGHTS

     Under Delaware law, stockholders are not entitled to any dissenters' rights with respect to the approval of any of the proposals described in this Proxy Statement.

                                     - 2 -
------------------------------------------------------------------------------
<PAGE  6>

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 3, 2000, certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each director, including nominees for director, and each named executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each named beneficial owner is the same as that of the Company's principal executive offices located at 9620 Chesapeake Drive, Suite 201, San Diego, California 92123.

                                                   SHARES        PERCENTAGE
NAME (AND ADDRESS) OF                           BENEFICIALLY    BENEFICIALLY
BENEFICIAL OWNER (1)        TITLE                 OWNED (2)         OWNED
---------------------    -------------------    ------------    ------------

W. Gerald Newmin         Chairman, CEO           3,898,339          7.08%
                         Secretary and
                         Director

Jerry G. Simek           President, COO,           784,250          1.58%
                         Treasurer and
                         Director

Farrest Loper            Director                   24,000           .04%

Ed Sigmond               Director-nominee            -0-             .00%

Estate of
  William Hoelscher                              2,493,000          5.03%

All executive officers
  and directors as a
  group (three persons)                          4,706,589          9.56%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.
(2) Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable and the information contained in the footnotes to this table.


PROPOSAL NO. 1:   ELECTION OF DIRECTORS

DIRECTORS

     The Company's Bylaws give the Board the power to set the number of directors at no less than three (3) nor more than five (5). The size of the Company's Board is currently set at four (4). Four (4) directors are to be
elected at the Annual Meeting to be held on May 17, 2000.   The directors so
elected will serve until the next Annual Meeting of Stockholders. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominee designated by the Board of Directors or the number of directors may be reduced accordingly.

                                     - 3 -
------------------------------------------------------------------------------
<PAGE  7>

     The following table sets forth the name and age of each nominee for director, the year he or she was first elected a director and his or her position(s) with the Company. The Board of Directors unanimously recommend that you vote for each of the nominees listed below.


Name                 Age    Director Since    Positions Held
----------------     ---    --------------    ----------------------
W. Gerald Newmin      62        1995          Chairman of the Board,
                                              Chief Executive Officer,
                                              Secretary and Director

Jerry G. Simek        56        1998          President, Chief Operations
                                              Officer, Treasurer and Director

Farrest Loper         62        1998          Director

Ed Sigmond            41         N/A          N/A


     W. GERALD "JERRY" NEWMIN was retained as a consultant to the Board of Directors of Exten in June 1995. On December 1, 1995, Mr. Newmin was elected Chairman, Chief Executive Officer, and President of Exten. Mr. Newmin currently serves on the Board of Directors of SYS. SYS is a defense systems company in San Diego, California, publicly traded on the Over-the-Counter Bulletin Board. In October 1998, Mr. Newmin was elected CEO of SYS and in January of 2000 was elected Chairman. Mr. Newmin is past Chairman of the Board of the Corporate Directors Forum, a non-profit organization composed of over 150 board members from California companies, which promotes excellence in corporate governance. He is a co-founder of the Corporate Governance Institute at San Diego State University. From 1984 to 1987, Mr. Newmin was President of HealthAmerica Corporation, at the time the nation's largest publicly held HMO Management Company. From 1977 to 1984, Mr. Newmin was President of International Silver Company, a diversified multi-national manufacturing company that he restructured. From 1973 to 1977, Mr. Newmin was Vice President and Western Regional Director for American Medicorp, Inc., and was responsible for the management of 23 acute care hospitals located throughout the Western United States. From 1962 to 1973, at Whittaker Corporation, Newmin held senior executive positions, including CEO of Production Steel Company, Whittaker Textiles Corporation, Bertram Yacht Corp., Narmco Materials Corp., and Anson Automotive Corp., and was instrumental in Whittaker's entry into both the US and international health care markets. Mr. Newmin holds a Bachelor's degree in Accounting from Michigan State University.

     JERRY SIMEK was elected to the Board of Directors on March 20, 1998. He was appointed President, COO and Treasurer of Exten on June 16, 1998. Mr. Simek has been President of JGS Management Group since 1984, specializing in strategic planning, financial management, business/corporate development and international business. He has successfully directed and implemented company reorganizations, refinancing programs, company turnarounds, plus market development, acquisition and divestiture programs. Mr. Simek has over thirty years of management experience with major multinational companies in the medical, energy, electronics and aerospace industries. He has worked for such medical companies as Baxter and Johnson & Johnson. Mr. Simek has been a director and/or Management Advisor for other public and private companies in both the US and UK. He has a BS from Illinois Institute of Technology and an MBA from Pepperdine University.

     FARREST LOPER was elected to the Board of Directors June 1998. For the past eight years Mr. Loper has been President of Loper & Associates, a firm providing executive strategic management services to distribution, manufacturing and service firms, specializing in turnarounds and growth acceleration. The firm also consults to capital-providing firms, providing business valuation and due diligence services. As President of Loper & Associates, Mr. Loper has served as President and CEO of T-Systems International, Stripping Technologies, and Ponsor Corporation. Prior to that time, with Honeywell Inc., he played a major role in the early development of biomedical instrumentation for cardiopulmonary monitoring and diagnosis. Mr. Loper's education includes an executive program with Harvard Business School and a Master of Science from the University of South Florida. He has served on non-profit and corporate boards in the US, Mexico, Europe and Australia. He is an adjunct professor for MBA courses in Strategic Management at the University of Phoenix, and is a co-founder and Chairman of the Corporate Governance Institute at San Diego State University.

                                     - 4 -
------------------------------------------------------------------------------
<PAGE  8>

     ED SIGMOND has been in sales, marketing and operations management for the past 18 years. He has been President of Kestrel Development and, as such, an entrepreneur, investor and real estate developer in the Dallas, Texas area since 1994. From 1992 to 1996 Mr. Sigmond was President of American Machine and Bearing of Dallas, TX. Prior positions included Assistant to President of Alpha Aviation, Dallas, TX, 1990-1992; Founder and President of Specialty Food Products, Arlington, TX, 1987-1990; and VP/Regional Manager Geodata Corporation, Houston, TX 1981-1987. He has varied negotiation, sales marketing, managerial and operational skills with existing and startup operations. He studied Marketing and Chemistry at Duquesne University.

KEY EMPLOYEES

     The key employees of the Company are as follows:

     BARBARA CORBETT, Age 52, has served as Exten's Marketing and Investor Relations Manager since 1997. Ms. Corbett is a Certified Business Communicator and during the five years prior to joining Exten was founder and owner of Corbett Advertising, Inc., in Detroit, which provided marketing communications and public relations for an international clientele including hospitals and private medical groups. She has also held other marketing positions, been president of three trade association groups, served on community and non-profit boards, taught college level marketing, and has extensive corporate communications and sales experience. Ms. Corbett has a BA in Political Science from Antioch University.

FAMILY RELATIONSHIPS

     There is no family relationship between any of Exten's directors and officers.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended November 30, 1999, there were three (3) meetings of the Board of Directors. Each nominee currently sitting on the Board of Directors has attended 100% of all Board meetings.

Compensation Committee

     A compensation committee will be formed during fiscal year 2000. The role of the compensation committee will be to review and to make recommendations to the Board of Directors regarding all forms of compensation and benefits provided to the Company's officers. In addition, the compensation committee will establish and review general policies relating to the compensation and benefits of all the Company's employees.

Audit Committee

     The audit committee of the Board of Directors reviews and monitors the Company's internal accounting procedures, corporate financial reporting, external and internal audits, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters that have a significant impact on financial reports. The members of the Audit Committee are Farrest Loper and Jerry Simek. No audit committee meetings were held during the fiscal year ended November 30, 1999.

                                     - 5 -
------------------------------------------------------------------------------
<PAGE  9>

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation earned by the Chief Executive Officer and all other executive officers who earned in excess of $100,000 per annum during the fiscal years ended November 30, 1999, 1998 and 1997.

                                               Annual Compensation             Long Term Compensation
                                         ------------------------------   --------------------------------
                                                                                  Awards           Payouts
                                                                          -----------------------  -------
                                                                          Restricted   Securities
                                                           Other annual      stock     Underlying    LTIP    All other
Name and                                  Salary   Bonus   Compensation    award(s)     Options/   payouts  compensation
principal position        Year           ($)(1)    ($)         ($)            ($)       SARs (#)     ($)       ($)(2)
--------------------      ----           -------   -----   ------------   ----------   ----------   -----   ------------
W. Gerald Newmin,         1999             -0-      -0-        -O-            -0-          -0-       -0-       -0-
Chairman of the Board,    1998             -0-      -0-        -O-            -0-          -0-       -0-    $187,351 (2)
Chief Executive Officer,  1997             -0-      -0-    $162,500 (2)       -0-          -0-       -0-      52,500 (2)
Secretary and Director


(1) The amounts described in the Summary Compensation Table above do not include other compensation and benefits, if any, provided to Mr. Newmin that in the aggregate did not exceed the lesser of $50,000 or 10% of his annual salary and bonus.
(2) Represents the fair market value of stock paid in lieu of cash based on the closing market price on the date of receipt.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted in the fiscal year ended November 30, 1999, to the Company's Chief Executive Officer.

                            Individual Grants (1)

                     Number of     Percent of Total
                     Securities     Options/SARs
                     Underlying       Granted to     Exercise
                    Options/SARs    Employees in      or Base     Expiration
Name                 Granted (#)    Fiscal Year     Price ($/Sh)     Date
-----------------   ------------   --------------   ------------   --------

W. Gerald Newmin        -0-             -0-              -0-          -0-

-------------
(1)  All options granted during the fiscal year ended November 30, 1999 vest in accordance with the Company's standard vesting schedule.

                                     - 6 -
------------------------------------------------------------------------------
<PAGE 10>

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table presents information for the named officer in the Summary Compensation Table with respect to options exercised during fiscal
1999 and unexercised options held as of the end of the fiscal year.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                         Number of Securities
                                                             Underlying              Value of Unexercised
                                                        Unexercised Options at       In-the-Money Options
                        Shares                            Fiscal Year End (#)        at Fiscal Year End ($)
                       Acquired          Value         -------------------------   -------------------------
Name                 On Exercise(#)   Realized(1)($)   Exercisable/Unexercisable   Exercisable/Unexercisable
----------------     --------------   --------------   -------------------------   -------------------------
W. Gerald Newmin         -0-              -0-              210,226/  -0-           $ 72,275.69/  -0-


(1)  Based on the closing price of $0.3438 for the April 30, 2000.

STOCK OPTIONS

     The Board of Directors has approved for adoption the 2000 Stock Incentive Plan covering 5,000,000 shares of Common Stock, which is subject to stockholder approval at the Annual Meeting.

COMPENSATION OF DIRECTORS

     Beginning January 1, 1994, the Company paid all directors a salary of 10,000 shares of Common Stock per calendar year. On October 25, 1994, the Board of Directors resolved to increase the salary to 45,000 shares per month. On August 17, 1995 the Board of Directors adjusted the salary to 12,000 shares per month, payable on a quarterly basis. In addition, 1,940,000 stock options have been granted to officers, directors, employees and non-employees at exercise prices ranging from $0.06 to $.10 per share.

SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company and information involving securities transactions of which the Company is aware, the Company believes that during the fiscal year ended November 30, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial stockholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Exten entered into a Settlement and Mutual Release Agreement with former President of Exten, Robert H. Goldsmith, on September 7, 1998. Under the terms of this agreement Exten issued 400,000 shares of its Common Stock and agreed to issue additional shares should the price not achieve certain levels during the period December 1, 1998 to January 31, 1999. Since the price of Exten's Common Stock did not achieve the agreed upon price levels, Exten has issued an additional 22,622 shares of Series H Preferred Stock to Goldsmith for no additional consideration.

     In the opinion of the Company, the above transaction was fair and was made upon terms which were no less favorable to the Company than would have been obtained if negotiated with unaffiliated third-parties.

                                     - 7 -
------------------------------------------------------------------------------
<PAGE 11>

PROPOSAL NO. 2:   APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                  INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK OF
                  THE COMPANY

     The Board recommends that the authorized shares of Common Stock of the Company be increased from 50,000,000 to 200,000,000. As of April 3, 2000, the Company had issued 49,501,019 shares of Common Stock. Also, as of April 3, 2000 options to purchase a total of 1,940,000 shares of Common Stock were outstanding. If the Amended and Restated Certificate of Incorporation (the "Amended Certificate"), a copy of which is attached hereto as Exhibit A, is adopted, there will be 148,558,981 additional shares of authorized and unissued Common Stock.

     The additional Common Stock to be authorized by adoption of the Amended Certificate would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the Amended Certificate and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock.

     The Board desires to have additional authorized shares for future business and financial purposes. The Board believes that the proposed increase in the number of authorized shares of Common Stock will facilitate the Company's efforts to raise additional capital to fund the expansion of its business enterprise and finance the research, development and marketing costs related thereto. The additional shares may be issued, without further stockholder approval, for various purposes, including (without limitation) raising capital, providing salary and equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expanding the Company's business or product lines through certain mergers or acquisitions of other businesses and products, as well as stock dividends to existing stockholders. Other than as disclosed herein, the Company has no present intention of using the newly authorized shares.

     The increase in the authorized number of shares of Common Stock, and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.

     The Company is not presently aware of any pending or proposed transaction involving a change in control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK.

PROPOSAL NO. 3:   APPROVAL OF 2000 STOCK INCENTIVE PLAN

     On February 15, 2000, the Board of Directors of the Company adopted the Company's 2000 Stock Incentive Plan (the "Plan"), subject to stockholder approval. The Board of Directors believes that the best interests of the Company and its stockholders will be best served by approving the Plan. The Board believes the Plan will enhance the Company's ability to recruit and maintain qualified management and personnel. The following summary description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit B.

                                     - 8 -
------------------------------------------------------------------------------
<PAGE 12>

     PURPOSE. The Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

     ADMINISTRATION. The Plan will be administered by a committee of the Board of Directors (the "Stock Option Committee") which has been established by the Board and which will at all times be composed of "non-employee directors;" provided, however, that the Board may abolish the Stock Option Committee at any time and revest administration of the Plan in the Board or a reconstituted Stock Option Committee. No member of the Stock Option Committee will vote on any matter affecting his or her own compensation.

     TYPES OF AWARDS. The Company's Plan provides for the grant of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) stock options that are not intended to qualify under Section 422 of the Code ("NQSOs"; collectively with ISOs, "Options"). The Plan also authorizes the award of shares of restricted Common Stock ("Restricted Stock").

     TERMS AND CONDITIONS OF AWARDS. Options granted under the Plan will vest and become exercisable as determined by the Stock Option Committee or the Board of Directors. Awards will be subject to the terms and restrictions of the awards made by the Stock Option Committee or the Board of Directors. Option and award recipients shall enter into a written stock option agreement with the Company. The Stock Option Committee or the Board of Directors has discretionary authority to select participants from among eligible persons and to determine, at the time an Option or award is granted, when and in what increments shares covered by the Option or award will vest and may be purchased. In the case of an Option, the Stock Option Committee or the Board of Directors also has the discretionary authority to determine, at the time such Option is granted, whether the Option is intended to be an ISO or a NQSO, provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum exercise period of ten (10) years (five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock). Fair market value means, as of any given date, the value of one share of Common Stock, determined as follows: (i) if the shares are traded on an exchange, the price at which the shares traded at the close of business on the date of valuation; (ii) if the shares are traded on the Over-the-Counter Bulletin Board (the "OTCBB"), the closing price if one is available, or the mean between the bid and asked prices quoted on the OTCBB at the close of business on the date of valuation; and (iii) if neither (i) nor (ii) applies, then the fair market value as determined by the Board of Directors or the Stock Option Committee in good faith. Such determination will be conclusive and binding on all persons.

     ELIGIBLE PERSONS. Officers, directors and employees of the Company and other persons expected to provide significant services to the Company are eligible to participate in the Plan. ISOs may be granted to the officers and key employees of the Company. NQSOs and other awards may be granted to the directors, officers, key employees, agents and consultants of the Company or any of its subsidiaries, provided that the Stock Option Committee finds that the value of services rendered or to be rendered to the Company is at least equal to the value of the awards being granted.

     Under current law, ISOs may not be granted to any director of the Company who is not an employee, or to directors, officers and other employees of entities unrelated to the Company.

     SHARES SUBJECT TO THE PLAN. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Plan authorizes the grant of Options to purchase up to Five Million (5,000,000) shares of the Company's Common Stock; provided, however, that at no time shall Options be granted to purchase an aggregate of more than five percent (5%) of the outstanding shares of the Company's Common Stock.

     TERM OF THE PLAN. Unless previously terminated by the Board of Directors, the Plan will terminate on February 15, 2010, and no options may be granted under the Plan thereafter, but existing options will remain in effect until the options are exercised or terminated by their terms.

                                     - 9 -
------------------------------------------------------------------------------
<PAGE 13>

     TERM OF OPTIONS. Each stock option must terminate no more than ten (10) years from the date it is granted (or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent (10%) of the combined voting power of the Company's outstanding equity stock). Stock options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

     OPTION EXERCISE. The exercise price of any stock option granted under the Plan is payable in full in cash, or its equivalent as determined by the Stock Option Committee. The Company may make loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder and secured by a pledge of Common Stock with a fair market value at least equal to the principal of the promissory note, unless otherwise determined by the Stock Option Committee.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may, without affecting any outstanding stock options, from time to time revise or amend the Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares subject to the Plan, modify the class of participants eligible to receive options granted under the Plan or extend the maximum option term under the Plan.

     COMMON STOCK. The Common Stock reserved for issuance under the Plan is currently traded on the Over-the-Counter Bulletin Board (OTCBB) under the symbol EXTI. The estimated per share market value of the Common Stock is approximately $0.3438, based on the closing price of the Common Stock as of April 3, 2000. Based on this valuation, the Five Million (5,000,000) shares reserved for issuance under the Plan have an aggregate market value of One Million Seven Hundred Nineteen Thousand Dollars ($1,719,000).

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

         Incentive Stock Options. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder's income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder's "alternative minimum tax" under the Internal Revenue Code of 1986, as amended (the "Code"). If an option holder does not dispose of such shares of Common Stock within two (2) years after the ISO was granted or one
(1) year after the ISO was exercised, whichever is later (any such disposition, a "disqualifying event"), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

     If an option holder makes a "disqualifying disposition," the option holder will realize ordinary income in an amount equal to the lesser of
(i) the fair market value of the Common Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such Common Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder's hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

         Non-Qualified Stock Options. No income is realized by an option holder upon the grant of an NQSO. Upon the exercise of an NQSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sales of Common Stock received upon exercise of NQSO's, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the option holder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of such exercise.

                                     - 10 -
------------------------------------------------------------------------------
<PAGE 14>

         Restricted Stock. A participant who has been awarded Restricted Stock will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to the Company) an election under Section 83(b) of the Code no later than thirty (30) days after the issuance date. When the restrictions on the Restricted Stock lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

         One Million Dollar Compensation Limit. The Code limits the deductibility (under certain circumstances) of compensation that exceeds One Million Dollars ($1,000,000) annually that is paid by the Company to its president and to its four (4) most highly compensated officers (other than the president) as determined at the end of the Company's taxable year. The Code and the regulations promulgated thereunder provide certain exclusions from the amounts included in the One Million Dollar ($1,000,000) limitation, including compensation that is "qualified performance-based compensation" within the meaning of the regulations. The Plan generally is intended to satisfy the requirements set forth in the regulations with respect to "qualified performance-based compensation" with respect to Options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of Common Stock on the date of grant. However, if an Option is exercisable at a price less than 100% of the price of a share of Common Stock on the date of grant, the compensatory element of such NQSO (i.e., the excess of such fair market value over the exercise price) will not constitute "qualified performance-based compensation," unless the exercise of Options is contingent upon the attainment of pre-established performance goals.

     MISCELLANEOUS. The Plan is not qualified under Section 401 of the Code. In addition, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not intended to be a funded plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2000 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4:   APPROVAL OF APPOINTMENT OF LOGAN THROOP & CO. AS AUDITORS

     Effective January 14, 2000, the Board of Directors appointed Logan Throop & Co. as the Company's independent public accountants, to audit the consolidated financial statements of the Company for the year ended
November 30, 1999 and to perform other appropriate services as directed by the Company's management and Board of Directors. In connection with the engagement of Logan Throop & Co., the Company dismissed J.H. Cohn, LLP which had been engaged to audit the Company's financial statements for the prior fiscal years. The audit reports provided by J.H. Cohn, LLP for the fiscal years ended November 30, 1998 and 1997 did not contain any adverse opinion or a disclaimer of opinion nor was any report modified as to uncertainty, audit scope, or accounting principles. There were no disagreements between management and J.H. Cohn, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing, scope, or procedure. Prior to the engagement of Logan Throop & Co. there were no consultations by the Company and Logan Throop & Co. relating to disclosable disagreements with J.H. Cohn, LLP, how accounting principles would be applied by Logan Throop & Co. to a specific transaction, or the type of an opinion Logan Throop & Co. might render.

     Logan Throop & Co. has advised the Company that it has no direct or indirect financial interest in the Company and its subsidiaries. Logan Throop & Co. has not indicated to the Company that it is unwilling to serve as the Company's independent public accountants. In connection with its audit for the fiscal year ended November 30, 1999, there have been no disagreements with Logan Throop & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     A representative of Logan Throop & Co. will be at the Annual Meeting to respond to questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE APPOINTMENT OF LOGAN & CO. AS THE COMPANY'S INDEPENDENT AUDITORS.

                                     - 11 -
------------------------------------------------------------------------------
<PAGE 15>

PROPOSAL NO. 5:   APPROVAL OF EMPLOYEE BENEFIT PLAN

     The Company has proposed an Employee Benefit Plan (the "Plan") as a means of providing compensation for certain independent contractors and/or employees in the form of Common Stock rather than cash. The benefit to the Company is the increased ability to employ qualified personnel critical to its operation without draining its limited cash resources. The benefit of the Plan, which is intended to qualify under Rule 16a-3 of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), to the employee is that the employee is relieved of the trading restrictions established by Section 16(b) of the Exchange Act.

     ELIGIBILITY. Any officer of the Company or its subsidiaries ("Employee") is eligible to participate from the date of employment and during any period of active employment by the Company or its subsidiaries.

     METHOD. The Plan would be a participant-directed transaction wherein an Employee may make an irrevocable election at least three months in advance of the effective date of the stock payment to take any portion of compensation owed to the Employee by the Company in Common Stock of the Company in lieu of cash ("Election").

     FORMULA. Compensation that has been or will be accrued to the Employee's benefit may be converted to equivalent shares of the Company's Common Stock (not derivative securities) registered pursuant to Form S-8 or other registration forms as may be applicable by dividing the amount of such compensation to be converted by: (1) the closing price of the Company's stock on the OTCBB on the date of approval of the Plan by the Board of Directors for which such compensation has been or will be accrued; and (2) a trading liquidity and expense factor of 0.75.

     OTHER. A participant may elect to receive either securities or cash, or a combination of securities and cash, or to defer a distribution of securities or cash in whole or in part, incident to death, retirement, disability, or termination of employment.

     The Audit Committee of the Board of Directors estimates that approval and institution of the Plan will not significantly increase the amount of Common Stock issued for services.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE EMPLOYEE BENEFIT PLAN.

                               OTHER BUSINESS

     Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxy confers discretionary authority with respect to acting thereon, and the persons named in such Proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.


                               ANNUAL REPORT

     The Annual Report to Stockholders covering the Company's fiscal year ended November 30, 1999 is being mailed to stockholders with this Proxy Statement. The Company's annual report on Form 10-KSB for the year ended November 30, 1999, including the financial statements and schedules thereto, which the Company HAS FILED with the Securities and Exchange Commission, will be made available to beneficial owners of the Company's securities upon request. The annual report does not form any part of the material for the solicitation of the Proxy.

                                     - 12 -
------------------------------------------------------------------------------
<PAGE 16>

       DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Any proposal relating to a proper subject which a stockholder may intend to present for action at the next Annual Meeting of Stockholders and which such stockholder may wish to have included in the Company's proxy materials for such meeting must, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, be received in proper form by the Company at its principal executive office not later than October 27, 2000. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                                   By Order of the Board of Directors,



                                   W. GERALD NEWMIN
                                   President and Chief Executive Officer

San Diego, California
April 4, 2000

                                     - 13 -
------------------------------------------------------------------------------
<PAGE 17>

                                 REVOCABLE PROXY
              EXTEN INDUSTRIES, INC. ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2000

     The undersigned stockholder(s) of Exten Industries, Inc.., a Delaware corporation (the "Company") hereby nominates, constitutes and appoints
W. Gerald Newmin, his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of the Company to be held on May 17, 2000, at 10:00 a.m., local time, at the Ballroom of the Holiday Inn, Mission Valley Stadium, 1805 Murphy Canyon Drive, San Diego, California 92123, (858) 278-9300 and any and all adjournments thereof, with respect to the matters described in the accompanying Proxy Statement, and, in her discretion, on such other matters which properly come before the Annual Meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 and 5.
                                              ---

1.   ----------  For all nominees           ----------  WITHHOLD AUTHORITY
     (Except as listed below)               (As to all nominees)

     Nominees:
           W.G. "Jerry" Newmin, Farrest Loper, Jerry Simek, Ed Sigmond.

     Instructions:
           To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

2. Proposal to amend the Company's Certificate of Incorporation to increase the authorized common stock to two hundred million (200,000,000) shares.

                     FOR         AGAINST          ABSTAIN
                    /   /         /   /            /   /

3. Proposal to ratify and approve the Company's 2000 Stock Incentive Plan, and the reservation of Five Million (5,000,000) shares of the Company's Common Stock thereunder.

                     FOR         AGAINST          ABSTAIN
                    /   /         /   /            /   /

4.   Proposal to appoint Logan Throop & Co. as the Company's Independent
     Auditors.

                     FOR         AGAINST          ABSTAIN
                    /   /         /   /            /   /

5.   Proposal to ratify and approve the Company's Employee Benefit Plan.

                     FOR         AGAINST          ABSTAIN
                    /   /         /   /            /   /


                                     - 14 -
------------------------------------------------------------------------------
<PAGE 18>

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
                    PLEASE SIGN AND DATE ON REVERSE SIDE.

     THE PROXY CONFERS AUTHORITY TO VOTE AND UNLESS SPECIFIED OTHERWISE SHALL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AND WILL BE VOTED BY THE PROXY HOLDER AT HIS DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING.


Dated:  ___________________________



___________________________________
(Please Print Name)



___________________________________
(Signature of Stockholder)



___________________________________
(Please Print Name)



___________________________________
(Signature of Stockholder)

(Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)


I (We) do          do not

_________        _________

expect to attend the meeting.